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                            MARGIN ACCOUNT AGREEMENT

TO: STEPHENS INC.                                 MEMBER: SIPC
    111 CENTER STREET                             NYSE
    LITTLE ROCK, ARKANSAS 72201

                             Curtis F. Bradbury, Jr.
===============================================================================
Annual Income of Customer                                       Company Use Only
Less than $15,000 _______   Approximate Net Worth $500,000+
$15,001 - $25,000 _______   Approximate Liquid Net Worth $100,000+   Account No.
$25,001 - $50,000 _______
Over 50,000          X                            By  (ILLEGIBLE)   Date 9/15/95
                  -------                            ---------------
                                                      Supervisory Principal

In consideration of Stephens, Inc. ("Stephens") accepting one or more accounts of the undersigned customer(s)("Customer")for the purchase, sale or carrying of securities or options, the Customer agrees to the terms and conditions set forth below and on the reverse of this agreement. BY SIGNING THIS AGREEMENT THE CUSTOMER ACKNOWLEDGES THAT THE CUSTOMER'S SECURITIES MAY BE LOANED TO STEPHENS OR LOANED OUT TO OTHERS. THIS IS A BINDING CONTRACT. READ IT CAREFULLY BEFORE SIGNING.

The Customer, if an individual, represents that the Customer is of full age, and the Customer is not an employee of any exchange, or any corporation of which any exchange owns a majority of the capital stock, or a member of any exchange or of a member firm or member corporation registered on any exchange, or of a bank, trust company, insurance company or of any corporation, firm or individual engaged in the business of dealing, either as broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper, unless so indicated on the Account Application and the written consent of the Customer employer is attached hereto. The Customer further represents that no one except the Customer has an interest in the account or accounts of the Customer with Stephens and the Customer will notify Stephens in writing of any change.

THE CUSTOMER UNDERSTANDS THAT THIS AGREEMENT CONTAINS, IN PARAGRAPH NUMBER 9 BELOW, A PRE-DISPUTE ARBITRATION CLAUSE REQUIRING ALL DISPUTES UNDER THIS AGREEMENT TO BE SETTLED BY BINDING ARBITRATION. BY SIGNING BELOW CUSTOMER ACKNOWLEDGES RECEIVING A COPY OF THIS AGREEMENT.

Date:     9-15-95                                  x /s/ Curt Bradbury
     ---------------------------                    ---------------------------
     (Customer Signature)

Account Number                                     x
              ------------------                    ---------------------------
                                                        (Customer Signature)

1. "Customer" shall mean both the singular and the plural, if the account shall be joint.

2. All transactions shall be handled in accordance with and shall be subject to all then applicable federal and state laws and rules and regulations promulgated thereunder, the constitution, rules, customs and usages of the applicable exchange, association, market or clearinghouse, and the customs and usages of those transacting business on such exchange, market or clearing house. This agreement shall be deemed modified to the extent necessary to conform with any changes in such laws, rules, regulations, constitutions, customs and usages and as modified shall remain in full force and effect.

3. Except as herein otherwise expressly provided, no provision of this agreement shall in any respect be waived, altered, modified or amended unless such waiver, alteration, modification or amendment be committed to in writing
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and signed by an officer of Stephens.

4. All monies, securities, commodities or other property carried by Stephens at any time in any account of the Customer (held either individually, jointly or otherwise) other than a Regulated Commodity Account, or which may at any time be in Stephens' possession or under its control for any purpose shall be collateral subject to a general lien and security interest for the discharging of all obligations of the Customer to Stephens, however and whenever arising.

5. Whenever the Customer is indebted to Stephens or has a short position with Stephens, any securities, commodities or other property carried by Stephens in any account of the Customer may from time to time and without notice to the Customer be pledged, repledged, hypothecated or rehypothecated by Stephens separately or together with the property of others, either for more or less than the amount of the indebtedness of the Customer to Stephens without Stephens retaining in its possession or under its control for delivery a like amount of similar property.

6. The Customer agrees to pay customary brokerage and commission charges. Debit balances of the accounts of the Customer shall be charged with interest at a rate as set by Stephens not to exceed the higher of the maximum rates allowed by applicable Federal or State laws, which may vary from time to time as more specifically permitted by the applicable laws. Subject to the foregoing, changes in such rates may be made as Stephens determines and the Customer specifically consents to such changes without prior notice thereof.

7. All securities, other property and collateral deposited for the protection of the Customer's collateral and/or margin account may be held and used by Stephens until the Customer shall demand and become entitled to delivery thereof. Stephens shall have a reasonable time after such demand to ship securities, other property or collateral to the Customer, and shall only be required to deliver securities, other property or collateral of the same kind and character as originally deposited.

8. At any time and from time to time, in Stephens' discretion, Stephens may without notice to the Customer transfer or apply any monies or property of the Customer between or within any accounts of the Customer (other than Regulated Commodity Accounts unless separately agreed upon by the Customer).

9. ARBITRATION DISCLOSURES

      -     ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

      - THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRAIL.

      - PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

      - THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF THE RULING BY THE ARBITRATORS IS STRICTLY LIMITED.

      - THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

      - NO PERSON SHALL BRING A PUNITIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUNITIVE CLASS ACTION: OR WHO IS A MEMBER OF A PUNITIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUNITIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN

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            AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS
            UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

ARBITRATION: THE CUSTOMER AGREES, AND BY CARRYING AN ACCOUNT FOR THE CUSTOMER STEPHENS AGREES THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN THE PARTIES PERTAINING TO SECURITIES AND OTHER PROPERTY, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED PURSUANT TO THE FEDERAL ARBITRATION ACT AND THE LAWS OF THE STATE DESIGNATED IN PARAGRAPH 19, BEFORE THE NEW YORK STOCK EXCHANGE, INC. OR AN ARBITRATION FACILITY PROVIDED BY ANY OTHER EXCHANGE OF WHICH STEPHENS IS A MEMBER, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR THE MUNICIPAL SECURITIES RULEMAKING BOARD AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION. THE CUSTOMER MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE BY AN EXCHANGE OR SELF-REGULATORY ORGANIZATION OF WHICH STEPHENS IS A MEMBER, BUT IF THE CUSTOMER FAILS TO MAKE SUCH ELECTION, BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO STEPHENS AT STEPHENS' MAIN OFFICE, BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM STEPHENS TO MAKE SUCH ELECTION, THEN STEPHENS MAY MAKE SUCH ELECTION THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGEMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

10. Stephens will not be responsible for delays in the transmission of orders due to breakdown or failure of transmission or communication facilities, or to any other cause or causes beyond Stephens' reasonable control or anticipation.

All orders given by the Customer for the purchase or sale of securities or other property, which may be listed on more than one exchange or market, may be executed on any exchange or market selected by Stephens.

11. Upon the occurrence or determination of any of the following events, which are designated (a) through (f) herein, (a) IN THE EVENT THAT AT ANY TIME SHOULD STEPHENS FOR ANY REASON WHATSOEVER AND AT STEPHENS' SOLE AND ABSOLUTE DISCRETION DEEM IT ADVISABLE TO CLOSE OUT, TERMINATE, REVOKE OR CANCEL THIS ACCOUNT, or (b) in the event that one or more of the Customer be judicially declared incompetent, or (c) in the event of death of one or more of the Customer, (d) in the event that petition in bankruptcy or for the appointment of a receiver is filed by or against one or more of the Customer,or (e) in the event that an attachment is levied against the Customer's account, or (f) in the event that the collateral deposited to protect the Customer's account be determined by Stephens in Stephens' absolute and uncontrolled discretion, and regardless of market quotations, to be inadequate to properly secure this account, Stephens, in any of the foregoing events, is authorized to close out, terminate, revoke or cancel this account in whole or in part and in connection therewith Stephens may sell any or all of the securities and commodities or any property which may be in Stephens' possession, or which Stephens may be carrying for Customer, or Stephens may buy in any securities, commodities or other property of which the account or accounts of the Customer may be short, or cancel any outstanding orders in order to close out the account or accounts of the Customer in whole or in part or in order to close out any commitment made in behalf of the Customer. Such sale, purchase or cancellation may be made according to Stephens' judgement and may be made, at discretion, on the exchange or other market where such business is then usually transacted or at public auction of a private sale, without advertising the same and without prior tender, demand or call of any kind upon the Customer or upon the personal representatives of the Customer and Stephens may purchase the whole or any part thereof free from any right of redemption, and the Customer shall remain liable for any deficiency; it being understood that a prior tender, demand or call of any kind from Stephens, or prior notice from Stephens of the time and place of such sale or purchase shall not be considered a waiver of Stephens' right to sell or buy any securities and/or commodities and/or other property held by Stephens, or owed Stephens by the Customer, at any time as hereinbefore provided.

12. The Customer will at all times maintain margins for said accounts, as required by Stephens from time to time.
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13. The Customer undertakes, at any time upon Stephens' demand, to discharge obligations of the Customer to Stephens, or, in the event of a closing of any account of the Customer in whole or in part, to pay Stephens the deficiency, if any.

14. In case of the sale of any security, commodity, or other property by Stephens at the direction of the Customer and Stephens' inability to deliver the same to the purchaser by reason of failure of the Customer to supply Stephens therewith, then and in such event, the Customer authorizes Stephens in Stephens' discretion, to borrow or to buy in any security, commodity, or other property necessary to make delivery thereof, and the Customer hereby agrees to be responsible for any loss which Stephens may sustain thereby and any premiums which Stephens may be required to pay thereon, and for any loss which Stephens may sustain by reason of Stephens' inability to borrow or as a result of Stephens buy in of such security, commodity, or other property sold.

15. When placing with Stephens any sell order for short account, the Customer will designate it as such and hereby authorizes Stephens to make such order as being "short", and when placing with Stephens any order for long account, will designate it as such and hereby authorizes Stephens to mark such orders as "long". Any sell order which the Customer shall designate as long account as above provided, is for securities then owned by the Customer and if such securities are not then deliverable by Stephens from any account of the Customer, the placing of such order shall constitute a representation by the Customer that he will deliver them forthwith.

16. In all transactions between Stephens and the Customer, the Customer understands that Stephens is acting as the broker of Customer, except when Stephens discloses to the Customer by Stephens' formal confirmation or otherwise in writing that Stephens is acting, with respect to a particular transaction as dealer for Stephens' own account or as broker for some other person.

17. Reports of execution of orders and statement of accounts of the Customer shall be conclusive if not objected to in writing at once.

18. Communications may be sent to the Customer at the address indicated on the Account Application or at such other address as the Customer may hereafter give Stephens in writing, and all communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given the Customer personally, whether actually received or not.

19. The provisions of this agreement shall in all respects be construed according to the rights and liabilities of the parties hereto shall in all respects be governed by the laws of the State of Arkansas and applicable Federal Laws.

20. The provisions of this agreement shall be continuous and shall cover individually and collectively all accounts which the Customer may open or reopen with Stephens, and shall inure to the benefit of Stephens, its successors and assigns and shall be binding upon the Customer, and/or the estate, executors, administrators and assigns of the Customer.

21. This agreement shall continue until signed notice of termination, revocation or cancellation of the account is received by or from the Customer, and the agreement shall continue effective as to any transactions entered into prior to receipt of notice of such termination, revocation or cancellation, provided however, that until the Customer has completely discharged any and all obligation owing to Stephens, Stephens will maintain this account in compliance with all rules and regulations including applicable margin requirements.